As filed with the Securities and Exchange Commission on June 28, 2012

File No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

ULURU Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	41-2118656
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of Principal Executive Offices) (Zip Code)
____________________________________

ULURU INC. 2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
____________________________________

Terrance K. Wallberg
Chief Financial Officer
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(Name and Address of Agent For Service)

(214) 905-5145
Telephone Number, Including Area Code, of Agent for Service
____________________________________

Copies to:

John J. Concannon III, Esq.
Bingham McCutchen LLP
One Federal Street
Boston, MA 02110-1726
(617) 951-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.001 par value	400,000	$0.25(1)	$100,000	$12

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of ULURU’s Common Stock, $0.001 par value per share (the “Common Stock”), reported on the OTCQB on June 26, 2012.  It is not known how many of these shares will be purchased or at what price.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-141576) previously filed by ULURU on March 26, 2007, which registers 133,333 shares of Common Stock, to the Registration Statement on Form S-8 (File No. 333-143373) previously filed by ULURU on May 30, 2007, which registers 266,667 shares of Common Stock, to the Registration Statement on Form S-8 (File No. 333-164560) previously filed by ULURU on January 28, 2010, which registers 200,000 shares of Common Stock,  and to the Registration Statement on Form S-8 (File No. 333-168138) previously filed by ULURU on July 16, 2010, which registers 200,000 shares of Common Stock.  An aggregate filing fee for such prior Registration Statements, in the amounts of $307.00, $581.00, $44.00, and $25.00 respectively, were previously paid with respect to such shares.

__________________________________________________________________________________

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, ULURU, Inc. (the “ULURU” or the “Registrant”) is registering the Securities Act of 1933, as amended (the “Securities Act”) 400,000 additional shares of common stock issuable by ULURU under ULURU’s 2006 Equity Incentive Plan, as amended by an amendment approved by the stockholders on May 8, 2007 in order to increase the authorized number of authorized shares to 400,000 shares, an amendment approved by the stockholders on December 17, 2009 to increase the authorized number of shares issuable under the Plan to 600,000 shares, an amendment approved by the stockholders on June 15, 2010 to increase the authorized number of shares issuable under the Plan to 800,000 shares, and an amendment approved by the stockholders on June 14, 2012 to increase the authorized number of shares issuable under the Plan to 1,200,000 shares (the “Plan”).

ULURU currently has effective registrations statement filed on Form S-8 relating to the Plan that register securities of the same class as those being registered herewith.  The Registrant incorporates by reference the Registration Statement on Form S-8 (File No. 333-141576) previously filed March 26, 2007, the Registration Statement on Form S-8 (File No. 333-143373) previously filed on May 30, 2007, the Registration Statement on Form S-8 (File No. 333-164560) previously filed on January 28, 2010 and the Registration Statement on Form S-8 (File No. 333-168138) previously filed on July 16, 2010, each of which is made a part hereof.

All share amounts in this Registration Statement on Form S-8 have been retroactively adjusted to reflect the effect of our reverse stock split, on a 15 for 1 basis, effected on June 29, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

ULURU incorporates by reference the documents listed below and any future filings ULURU will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

▪	Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012, File No. 001-33618;

▪	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 15, 2012, File No. 001-33618;

▪	Current Reports on Form 8-K filed on April 26, 2012 and June 15, 2012, , File No. 001-33618;

▪
the description of ULURU’s common stock, par value $0.001 per share, contained in ULURU’s Registration Statement on Form SB-2 filed with the SEC under Section 12 of the Exchange Act on December 15, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the ULURU pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

ULURU Inc.
Attn: Investor Relations
4452 Beltway Drive
Addison, Texas  75001
(214) 905-5145

Item 6.	Indemnification of Directors and Officers

The Nevada Revised Statutes and the Registrant's Restated Articles of Incorporation and Amended and Restated Bylaws provide that, in the case of an action not brought by or in the right of ULURU, ULURU may indemnify its officers and directors and certain other persons against expenses (including attorneys fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. ULURU may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in the Registrant’s best interest or, in criminal matters, had reason to believe their conduct was unlawful.

In the case of an action brought by or in the right of ULURU, ULURU may indemnify its officers and directors and certain other persons against expenses (including attorneys fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. ULURU may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in ULURU’s best interest or have been found to be liable to ULURU (unless the deciding court determines that, notwithstanding such liability, any such person is fairly entitled to indemnity in light of all relevant circumstances).

To the extent an officer, director or certain other person is successful on the merits in defense of any action referred to above, ULURU is required to indemnify such person against any expense reasonably incurred by them in connection with the defense.

ULURU's procedure for authorizing an indemnification claim, and certain limitations of such indemnification and advancement of expenses, are as set forth in Section 78.751 of the Nevada Revised Statutes, and are amended from time to time as such statute is amended.

ULURU has entered into indemnification agreements with each of its officers and directors. These agreements, among other things, require ULURU to indemnify each officer and director to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by each officer and director in any action or proceeding, including any action or proceeding by or in right of ULURU, arising out of the person’s services as an officer and director.

ULURU maintains directors and officers liability insurance, subject to various exclusions.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

3.1		Restated Articles of Incorporation dated November 5, 2007)(5)
3.2		Amended and Restated Bylaws dated December 5, 2008 (6)
4.1		ULURU Inc. 2006 Equity Incentive Plan (1)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (1)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (1)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (1)
4.5		First Amendment to ULURU Inc. 2006 Equity Incentive Plan (2)
4.6		Second Amendment to ULURU Inc. 2006 Equity Incentive Plan (3)
4.7		Third Amendment to ULURU Inc. 2006 Equity Incentive Plan (4)
4.8	**	Fourth Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Brown Gee & Loveless, PC
23.1	**	Consent of Lane Gorman Trubitt, PLLC
23.2	**	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

----------------------
	(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on March 26, 2007 (File No. 333-141576).
	(2)	Incorporated by reference to the Registrant’s Form S-8 filed on May 30, 2007 (File No. 333-143373).
	(3)	Incorporated by reference to the Registrant’s Form S-8 filed on January 28, 2010 (File No. 333-164560).
	(4)	Incorporated by reference to the Registrant’s Form S-8 filed on July 16, 2010 (File No. 333-168138).
	(5)	Incorporated by reference to the Registrant’s Form 8-K filed on November 6, 2007 (File No. 001-33618).
	(6)	Incorporated by reference to the Registrant’s Form 8-K filed on December 11, 2008 (File No. 001-33618).

	**	Filed herewith.

Item 9.	Undertakings

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement;

(iii)           Include any additional or changed information on the plan of distribution.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas, on this 28th day of June, 2012.

ULURU Inc.

Date: June 28, 2012	By:	/s/ Kerry P. Gray
Kerry P. Gray, Chief Executive Officer
Principal Executive Officer

Date: June 28, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg, Chief Financial Officer
Principal Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors of ULURU Inc., hereby severally constitute and appoint Kerry P. Gray and Terrance K. Wallberg, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of ULURU and in the capacities and on the dates indicated.

Date	Signature	Title

Date: June 28, 2012	/s/ Jeffrey B. Davis
	Jeffrey B. Davis	Director

Date: June 28, 2012	/s/ Kerry P. Gray
	Kerry P. Gray	Director

Date: June 28, 2012	/s/ Jeffrey A. Stone
	Jeffrey A. Stone	Director

EXHIBIT INDEX

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

3.1		Restated Articles of Incorporation dated November 5, 2007)(5)
3.2		Amended and Restated Bylaws dated December 5, 2008 (6)
4.1		ULURU Inc. 2006 Equity Incentive Plan (1)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (1)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (1)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (1)
4.5		First Amendment to ULURU Inc. 2006 Equity Incentive Plan (2)
4.6		Second Amendment to ULURU Inc. 2006 Equity Incentive Plan (3)
4.7		Third Amendment to ULURU Inc. 2006 Equity Incentive Plan (4)
4.8	**	Fourth Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Brown Gee & Loveless, PC
23.1	**	Consent of Lane Gorman Trubitt, PLLC
23.2	**	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

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	(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on March 26, 2007 (File No. 333-141576).
	(2)	Incorporated by reference to the Registrant’s Form S-8 filed on May 30, 2007 (File No. 333-143373).
	(3)	Incorporated by reference to the Registrant’s Form S-8 filed on January 28, 2010 (File No. 333-164560).
	(4)	Incorporated by reference to the Registrant’s Form S-8 filed on July 16, 2010 (File No. 333-168138).
	(5)	Incorporated by reference to the Registrant’s Form 8-K filed on November 6, 2007 (File No. 001-33618).
	(6)	Incorporated by reference to the Registrant’s Form 8-K filed on December 11, 2008 (File No. 001-33618).

	**	Filed herewith.